EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-104447) pertaining to the Amended and Restated 2001 Equity Incentive Plan of Gladstone Capital Corporation of our report dated November 1, 2002 with respect to the consolidated financial statements of Gladstone Capital Corporation for the year ended September 30, 2002 included in the Annual Report (Form 10-K) for the year ended September 30, 2004.

/s/Ernst & Young

December 9, 2004
McLean, Virginia